Results of a Special Meeting of Shareholders
On March 23, 2007, a Special Meeting of Shareholders was held to vote at a Trust, Fund and Class level on various proposals recently approved by the Fund's Trustees. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposal:
1. Election of Board Members†

Nominees

Bruce R. Bent

Votes For
2,741,272.294
Authority
Withheld
75,788.944
Abstentions
0
Broker Non-Vote
0

William E. Viklund
Votes For
2,732,401.392
Authority
Withheld
84,659.846
Abstentions
0
Broker Non-Vote
0

Joseph D. Donnelley
Votes For
2,732,401.392
Authority
Withheld
84,659.846
Abstentions
0
Broker Non-Vote
0

Edwin Ehlert, Jr.
Votes For
2,732,401.392
Authority
Withheld
84,659.846
Abstentions
0
Broker Non-Vote
0

William J. Montgoris
Votes For
2,741,202.186
Authority Withheld
75,859.052
Abstentions
0
Broker Non-Vote
0

Frank J. Stalzer
Votes For
2,732,401.392
Authority Withheld
84,659.846
Abstentions
0
Broker Non-Vote
0

Ronald J. Artinian
Votes For
2,741,202.186
Authority Withheld
75,859.052
Abstentions
0
Broker Non-Vote
0

Santa Albicocco
Votes For
2,732,401.392
Authority Withheld
84,659.846
Abstentions
0
Broker Non-Vote
0

Stephen P. Zieniewicz
Votes For
2,741,202.186
Authority Withheld
75,859.052
Abstentions
0
Broker Non-Vote
0

Board Members are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

On March 23, 2007, a Special Meeting of Shareholders was held to vote at a Class level on various proposals recently approved by the Fund's Directors. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes by the Class R and the Class I shareholders as to the following proposals: (1) to approve a new "Comprehensive Fee" Investment Management Agreement, and (2) to approve new Distribution Plans."

Item Voted On

1. Approval of New "Comprehensive Fee" Investment Management Agreement

  Class I Shares

Votes For
226,695.182

Votes Against
644

Abstentions
201

Broker Non-Votes
0

  Class R Shares
Votes For
445,395,371

Votes Against
60,076.578

Abstentions
7,556.467

Broker Non-Vote
0

2. Approval of New Distribution Plan

  Class R Shares

Votes For
447,410.217

Votes Against
58,665.827

Abstentions
6,952.372

Broker Non-Votes
0

On March 23, 2007, a Special Meeting of Shareholders was held to vote at a Fund level on various proposals recently approved by the Fund's Trustees. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (a) to approve the retention of payments made under the "Comprehensive Fee" Investment Management Agreement, (b) to approve the retention of payments made under the Sub-Investment Management Agreements, and (c) to approve the retention of payments made under Distribution Plans and Distribution Agreements.

Item Voted On

3(a). Approval of the Retention of Payments Made Under the "Comprehensive Fee Investment Management Agreements"

Votes For
675,570.890

Votes Against
57,356.900

Abstentions
7,640.808

Broker Non-Votes
0

3(b). Approval of the Retention of Payments Made Under SubInvestment Management Agreements

Votes For
673,559.209

Votes Against
59,529.900

Abstentions
7,479.489

Broker Non-Votes
0

3(c). Approval of the Retention of Payments Made Under Distribution Plans and Distribution Agreements

Votes For
446,216.708

Votes Against
59,371.900

Abstentions
7,439.808

Broker Non-Votes
0